Exhibit 99.1
FOR IMMEDIATE RELEASE
Introgen Restructures Operations to Focus on Revenue-Generating
Manufacturing Capabilities
Chief Executive Officer, Other Senior Executive Officers, Resign in Connection with Cost
Cutting Move
AUSTIN, Texas— November 26, 2008 — Introgen Therapeutics, Inc. (NASDAQ:INGN), today announced that it has strategically reorganized the company’s operations to focus on the expansion of near-term revenues from its manufacturing and service business, Introgen Technical Services, Inc., (ITS). In conjunction with the reorganization, David G. Nance resigned his position as president and chief executive officer. J. David Enloe, Jr., formerly Introgen’s Senior Vice President of Operations, has been named president and chief executive officer of the company, succeeding Mr. Nance, who will continue in his role as chairman of the board. As part of the restructuring, Introgen will reduce its staff from approximately 45 to 15 employees, significantly lowering corporate expenses. Further, Introgen intends to redirect internal efforts toward its priority objectives of conserving financial resources, expanding revenues and continuing to pursue strategic transactions.
Earlier this year, Introgen announced the formation of ITS, a wholly owned subsidiary focused on contract production, process development and manufacturing services at the company’s Houston, Texas facilities. As a result of the restructuring, Introgen’s non-manufacturing operations will be significantly reduced and will principally support the ADVEXIN regulatory programs in the U.S. and Europe.
ADVEXIN is the subject of a Marketing Authorization Application (MAA) which has been accepted for review in Europe by the European Medicines Evaluation Agency (EMEA). A Biologics License Application (BLA) filed in the U.S. was not accepted for review by the United States Food and Drug Administration (FDA) and the company is currently appealing the decision.
Introgen also recently announced the engagement of Torreya Partners as its advisor for the purpose of exploring a range of strategic opportunities for both the company and its programs. Strategic alternatives the company may pursue could include, but are not limited to, the sale of assets, partnering or other collaboration agreements, a merger, or other strategic transactions. Introgen owns or has rights to more than 100 patents and five clinical stage product candidates, in addition to its manufacturing infrastructure and facilities.

In addition to David Nance, Max Talbott Ph.D., senior vice president, clinical affairs, Robert Sobol, M.D., senior vice president, medical and scientific affairs, and David Parker, Ph.D., JD, senior vice president, intellectual property have resigned their positions as officers of Introgen as a further step to preserve financial resources. However, to best support program continuity, these former officers, as well as other senior regulatory and medical staff, will continue to be available to the company through consulting or other arrangements.
“We believe these actions provide the best opportunity to achieve our goal of increasing value for our shareholders. Given the currently unfavorable market conditions, we believe it is important to reduce costs, conserve resources and focus on near-term revenues as we continue the ADVEXIN regulatory process and extend the horizon for other ongoing strategic activities,” said Mr. Nance.
“This is an exciting time for ITS’s contract manufacturing business. We have already had the opportunity to provide process development and Good Manufacturing Practices, or GMP, production services for several clients and have new contract opportunities we are working to finalize at this time. The combination of our state-of-the-art facilities, experienced staff and broad intellectual property portfolio makes ITS a uniquely qualified resource for many institutions and biotechnology companies,” said Mr. Enloe.
Mr. Enloe joined Introgen in 1995 and served as chief operating officer prior to the company’s restructuring. During his tenure with Introgen, he has also held the positions of senior vice president, operations; vice president, administration; and, general business manager. Prior to joining Introgen, Mr. Enloe held various positions at Centrilift, a division of Baker Hughes, Inc., an energy services company, including region general manager, Southeast Asia. A certified public accountant, he has also worked at Arthur Andersen LLP.
ABOUT INTROGEN AND INTROGEN TECHNICAL SERVICES (ITS)
Introgen Therapeutics, Inc. is a biopharmaceutical company focused on the use of naturally occurring tumor suppressors to fight cancer. Introgen Technical Services (ITS) is a wholly owned subsidiary of Introgen, which provides its customers with flexible, scalable Good Manufacturing Practices (GMP) production capabilities, including the skills needed to convert early stage, lab-grade production into robust and scalable therapeutic product classes, suitable for clinical studies and commercial use. ITS plans to expand contract GMP manufacturing and process development services to meet demands and opportunities from commercial, academic and government clients. Under licenses from Introgen, ITS has access to intellectual properties, including patents, proprietary quality and validation systems, and broad GMP knowledge systems. ITS operates Introgen’s current facilities, which house its process, scale-up, production and fill/finish capabilities.
For more information about Introgen, please visit www.introgen.com. For more information about ITS, please visit www.its-gmp.com.

About ADVEXIN
ADVEXIN p53 therapy is a targeted molecular therapy with broad applicability in a wide range f tumor types and clinical settings because it targets one of the most fundamental and common molecular defects, abnormal p53 tumor suppressor function, associated with cancer initiation, progression and treatment resistance. ADVEXIN has demonstrated increased survival and tumor growth control in recurrent head and neck cancer patients. ADVEXIN has demonstrated clinical activity in a number of solid tumor types in multiple Phase 1, 2 and 3 clinical trials conducted worldwide. ADVEXIN is considered an ‘Orphan Drug’ in the U.S. for the treatment of recurrent, refractory head and neck cancer, which, if approved, entitles the drug to extended market exclusivity for the approved indication. ADVEXIN is a registered trademark describing p53 therapy, developed by Introgen under exclusive worldwide licenses from The University of Texas M.D. Anderson Cancer Center. In June 2008, Introgen submitted a BLA to the FDA requesting marketing approval for ADVEXIN p53 therapy to treat recurrent, refractory head and neck cancer. Simultaneously, Gendux Molecular Limited, an Introgen subsidiary, submitted a MAA to the EMEA for the same indication. The EMEA accepted Introgen’s MAA for review. The FDA has declined to file Introgen’s BLA at this time. Introgen is in the process of appealing the FDA’s refusal to file decision.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical may be “forward-looking” statements, including those relating to Introgen’s ability to obtain regulatory approval of ADVEXIN, Introgen’s plans with respect to, or ability to successfully pursue, its manufacturing business, or to complete any strategic transaction. The actual results may differ from those described in this release due to the risks and uncertainties that exist in Introgen’s operations and business environment, including Introgen’s stage of product development and the limited experience in the development of gene-based drugs in general, dependence upon proprietary technology and the current competitive environment, history of operating losses and accumulated deficits, reliance on collaborative relationships, uncertainties related to Introgen’s access to capital and uncertainties related to clinical trials, the safety and efficacy of Introgen’s product candidates, the ability to obtain the appropriate regulatory approvals, Introgen’s patent protection and market acceptance, as well as other risks detailed from time to time in Introgen’s filings with the Securities and Exchange Commission including its filings on Form 10-K and Form 10-Q. Introgen undertakes no obligation to publicly release the results of any revisions to any forward-looking statements that reflect events or circumstances arising after the date hereof.
Contact:
Vida Communication
Stephanie Diaz (investors)
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Tim Brons (media)
415-675-7400
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